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                                                                Exhibit 4(k)(ii)

                  GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER

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RIDER SECTION 1.                                 DEFINITIONS

1.1 WHAT ARE THE MOST        BENEFIT ALLOCATION MODEL - one or more specific
    COMMONLY USED TERMS      investment options or purchase payment allocation
    AND WHAT DO THEY         models that we will use to provide the guarantee
    MEAN?                    described by this rider. The benefit allocation
                             model selected is shown on the Rider Data Page.

                             BENEFIT BASIS - the guaranteed minimum contract value under this rider as of the expiration date for the benefit period. See Section 5.2.

                             BENEFIT PERIOD - a period of time beginning on a start date and continuing until an expiration date. References to a "benefit period" include your initial benefit period, a new benefit period if you elect to step-up and any renewal benefit period(s) thereafter.

                             MONTHLY ANNIVERSARY - the same day in each month as the rider issue date.

                             RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                             RIDER ISSUE DATE - the date shown on the Rider Data Page that is used to determine rider years and rider anniversaries.

                             RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                             STEP-UP ANNIVERSARY - the same day and month as the step-up date if a step-up in the benefit basis is elected as described in Rider Section 5.4.

                             STEP-UP DATE - the date on which a step-up in the benefit basis occurs, if elected, as described in Rider Section 5.4. The step-up date will be used to determine step-up anniversaries.

                             WINDOW PERIOD - the period of time that additional purchase payment(s) made may be included in the benefit basis. The window period, if any, is shown on the Rider Data Page.

RIDER SECTION 2.                             GENERAL INFORMATION

2.1 WHAT IS OUR AGREEMENT    Our agreement with you includes this rider as a
    WITH YOU?                part of the contract to which it is attached. The
                             provisions of the contract apply to this rider unless they conflict with the rider. If there is a conflict, the rider provision will apply. The issue date for this rider is shown on the Rider Data
                             Page.

                             We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2 WHAT ARE THE BENEFITS    This rider provides for a guaranteed minimum
    PROVIDED BY THIS         accumulation benefit as described in this rider.
    RIDER?
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2.3 WHEN WILL THIS RIDER     You may terminate this rider on any date following
    TERMINATE?               the expiration of the minimum charge period. The
                             minimum charge period is shown on the Rider Data
                             Page.

                             This rider will automatically terminate on the earliest of:

                                  a.)  the expiration date of the benefit
                                       period;

                                  b.)  the payout date;

                                  c.)  the date due proof of death of the
                                       annuitant (last remaining annuitant if
                                       joint annuitants) is received;

                                  d.)  the date there is a change of annuitant
                                       for any reason; or

                                  e.)  the date you surrender your contract.

                             In order to provide the guarantee described by this rider, we require use of an available benefit allocation model for your contract value and for allocation of your net purchase payments. If you elect to discontinue using an available benefit allocation model:

                                  a.)  this rider will automatically terminate
                                       on the later of:

                                       1.)  the last day of the minimum charge
                                            period as shown on the Rider Data
                                            Page;

                                       2.)  the date your contract value is
                                            transferred to an investment option
                                            other than an available benefit
                                            allocation model; or

                                       3.)  the date of change in allocation of
                                            net purchase payments to an
                                            investment option other than an
                                            available benefit allocation model;
                                            and

                                  b.) the benefit basis will be reduced to zero as of the date of the transfer or change in allocation;

                                  c.) you can not step-up the benefit basis or renew a benefit period as described in Rider Sections 5.4 and 5.5; and

                                  d.)  this rider can not be converted to a
                                       Guaranteed Minimum Withdrawal Benefit
                                       Rider as described in Section 5.6.

RIDER SECTION 3.                                RIDER CHARGES

3.1 IS THERE A CHARGE FOR    There is an annual charge for this rider. The
    THIS RIDER?              annual charge is determined by multiplying the
                             current rider charge (shown on the Rider Data Page) by the average monthly contract value for the prior contract year. The average monthly contract value is equal to the sum of each monthly contract value
                             (the contract value as of the same day of the month as the contract issue date) divided by the number of months.

                             The current rider charge is guaranteed not to change for the duration of the benefit period. If you elect to step-up your benefit basis or renew a benefit period, the rider charge will equal the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company.

                             During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

                             The rider charge will also be deducted upon full surrender of the contract, election to step-up the benefit basis, expiration of the benefit period, conversion to a guaranteed minimum withdrawal benefit rider, termination of the rider after expiration of the minimum charge period, payment of death proceeds, or the start of payments under an income payout option, if not on a contract anniversary. Any charge for a partial year will be in proportion to the number of days since the prior contract anniversary.
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RIDER SECTION 4.                       PURCHASE PAYMENTS AND TRANSFERS

4.1 ARE THERE ALLOCATION     We require that net purchase payment(s) be
    LIMITATIONS DURING THE   allocated to an available benefit allocation model
    BENEFIT PERIOD?          for the duration of the benefit period.

                             The benefit allocation model selected as of the rider issue date is shown on the Rider Data Page. Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                  a.)  add benefit allocation models without
                                       prior notice;

                                  b.)  remove or substitute benefit allocation
                                       models; and

                                  c.)  substitute investment options within an
                                       available benefit allocation model.

                             You will be notified in advance of any
                             substitution, removal or change to a benefit allocation model that you selected.

                             You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation models at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

                             If you change the allocation of subsequent net purchase payments to an investment option other than an available benefit allocation model during a benefit period:

                                  a.)  your benefit basis will be reduced to
                                       zero as of the date of the change in
                                       allocation; and

                                  b.)  this rider will terminate. See Rider
                                       Section 2.3.

4.2 HOW WILL ADDITIONAL      Additional purchase payments will increase your
    PURCHASE PAYMENTS MADE   benefit basis, subject to the following
    TO YOUR CONTRACT         requirements:
    AFFECT THE BENEFIT
    BASIS?                        a.)   we must receive any additional
                                        purchase payments during the window
                                        period shown on the Rider Data Page; and

                                  b.)  the increase in your benefit basis is
                                       limited to the maximum window purchase
                                       payment amount shown on the Rider Data
                                       Page.

                             Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your benefit basis. Careful consideration should be given before making additional purchase payments that do not increase your benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

4.3 CAN CONTRACT VALUE       You may transfer your contract value to any benefit
    BE TRANSFERRED?          allocation model that we make available.

                             If you elect to transfer your contract value to an investment option other than an available benefit allocation model during a benefit period:

                                  a.)  your benefit basis will be reduced to
                                       zero as of the date of transfer; and

                                  b.)  this rider will terminate. See Rider
                                       Section 2.3.
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RIDER SECTION 5.                   GUARANTEED MINIMUM ACCUMULATION BENEFIT

5.1 WHAT IS THE GUARANTEED   The guaranteed minimum accumulation benefit is a
    MINIMUM ACCUMULATION     guarantee that your contract value as of the
    BENEFIT?                 expiration date for the benefit period will be at
                             least as great as the benefit basis.

5.2 HOW IS THE BENEFIT       The benefit basis as of the rider issue date is
    BASIS DETERMINED?        shown on the Rider Data Page and is equal to:

                                  a.)  your initial purchase payment if this
                                       rider is issued at the same time your
                                       contract is issued;

                                  b.) your contract value as of the rider issue date if this rider is issued after your contract is issued; or

                                  c.) the continuation amount if this rider is issued as a result of spousal continuation.

                             The benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider Data Page).

                             Transfers and changes in allocation to an investment option other than to an available benefit allocation model during a benefit period will reduce your benefit basis to zero as of the date of transfer or change in allocation and will result in termination of this rider. See Rider
                             Section 2.3.

5.3 HOW IS YOUR BENEFIT      If you make a partial withdrawal, your benefit
    BASIS ADJUSTED FOR       basis will be reduced by the greater of:
    PARTIAL WITHDRAWALS?

                                  a.) the partial withdrawal amount, including associated surrender charges, if any; or

                                  b.)  the proportion of your benefit basis
                                       withdrawn. The proportion is equal to (1) divided by (2), with the result multiplied by (3), where:

                                       (1) = the partial withdrawal amount,
                                             including associated surrender
                                             charges, if any;

                                       (2) = the contract value immediately
                                             prior to the partial withdrawal;
                                             and

                                       (3) = the benefit basis immediately
                                             prior to the partial withdrawal.

5.4 CAN YOU STEP-UP THE      You have the option to step-up the benefit basis to
    BENEFIT BASIS TO EQUAL   equal the current contract value and begin a new
    THE CURRENT CONTRACT     benefit period of the same duration as the prior
    VALUE?                   benefit period on any monthly anniversary on or
                             following the third (3rd) rider anniversary. If step-up is elected, you have the option to step-up the benefit basis again on any monthly anniversary on or following the third (3rd) step-up anniversary.

                             You may step-up the benefit basis provided:

                                  a.)  your contract value is greater than zero;

                                  b.)  your contract value is greater than the
                                       benefit basis as of the step-up date;

                                  c.) the annuitant (oldest annuitant if joint annuitant) is age 85 or younger as of the step-up date; and

                                  d.)  the expiration date for the new benefit
                                       period does not extend past the
                                       anticipated payout date shown on the
                                       Contract Data Page; and

                                  e.)  we receive your written request to
                                       step-up the benefit basis.
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                             Your step-up date will be the monthly anniversary
                             following receipt of your written request.

                             If a step-up is elected:

                                  a.) the start date for the new benefit period is equal to the step-up date;

                                  b.) your benefit basis will be adjusted to be equal to your contract value as of the step-up date; and

                                  c.) the minimum charge period will start over as of the step-up date.

                             The rider charge for the new benefit period will equal the amount we are currently charging for new issues of this rider and may be different from the prior rider charge. If we are no longer issuing this rider, then the rider charge will be set by the company. We will send a new Rider Data Page to you with the information that is applicable to the new benefit period.

5.5 CAN A BENEFIT PERIOD     You have the option to renew a benefit period as of
    BE RENEWED?              the expiration date provided:

                                  a.)  the renewal benefit period is the same
                                       duration as the prior benefit period;

                                  b.)  the expiration date for the renewal
                                       benefit period does not extend past the
                                       contract anniversary following the
                                       annuitant's (oldest annuitant if joint
                                       annuitants) 85th birthday or 10 years
                                       from the contract issue date;

                                  c.)  your benefit basis is greater than zero;

                                  d.)  your contract value is greater than the
                                       benefit basis as of the expiration date;
                                       and

                                  e.) your written request to renew the benefit period is received in the home office thirty (30) days prior to an expiration date.

                             If you elect to renew a benefit period:

                                  a.)  the start date for the renewal benefit
                                       period is equal to the expiration date
                                       for the prior benefit period;

                                  b.)  the benefit basis will be adjusted to
                                       equal your contract value as of the
                                       renewal date; and

                                  c.) the minimum charge period will start over as of the renewal date.

                             The rider charge for the renewal benefit period will equal the amount we are currently charging for new issues of this rider and may differ from the prior rider charge. If we are no longer issuing this rider, then the rider charge will be set by the company. We will send a new Rider Data Page to you with the information that is applicable to the renewal benefit period.

5.6 CAN THIS RIDER BE        You have the option to convert this rider by
    CONVERTED TO A           written request to a Guaranteed Minimum Withdrawal
    GUARANTEED MINIMUM       Benefit Rider provided:
    WITHDRAWAL BENEFIT
    RIDER?                        a.)  this rider is in force with a benefit
                                       basis greater than zero;

                                  b.) the annuitant (oldest annuitant if joint annuitants) is age 85 or younger as of the date of conversion; and

                                  c.)  a Guaranteed Minimum Withdrawal Benefit
                                       Rider is available for this purpose at
                                       the time of conversion.

                             Conversion will occur on the monthly anniversary
                             following receipt of your written request for
                             conversion.
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5.7 WHAT HAPPENS ON THE      On the expiration date, we will compare the benefit
    EXPIRATION DATE?         basis to your contract value.

                             If the benefit basis is greater than your contract value:

                                  a.)  we will add the difference to your
                                       contract value in the same proportion
                                       that the value in each investment option has to the total value; and

                                  b.)  this rider will terminate.

                             If the benefit basis is less than your contract value:

                                  a.)  there will be no adjustment to your
                                       contract value; and

                                  b.)  you may exercise one of the following
                                       options by written request:

                                       1.)  renew the benefit period as
                                            described in Rider Section 5.5;

                                            or

                                       2.)  convert this rider to an available
                                            Guaranteed Minimum Withdrawal
                                            Benefit Rider as of the benefit
                                            period expiration date as described
                                            in Rider Section 5.6.

                             If you do not renew the benefit period or convert this rider, your contract value will be increased by an amount equal to all rider charges deducted during the most recent benefit period and this rider will terminate. The increase will occur on the expiration date and will be allocated pro-rata according to your purchase payment allocation designation on file.
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CUNA Mutual Life Insurance Company
A Mutual Insurance Company


/s/ Jeff Post
-------------------------------------
President

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                                 RIDER DATA PAGE       CONTRACT NUMBER: 12345678

                     GUARANTEED MINIMUM ACCUMULATION BENEFIT

ANNUITANT(S)                            ANNUITANT(S) ISSUE AGE(S)
[John Doe]                              [35]

OWNER(S)                                RIDER ISSUE DATE
[John Doe]                              [October 31, 2006]

STEP-UP DATE: [N/A or actual step-up date]

BENEFIT BASIS: [$100,000]

START DATE: [October 31, 2006]

EXPIRATION DATE: [October 31, 2016]

WINDOW PERIOD: [October 31, 2006 - October 31, 2007]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

BENEFIT PERIOD: [10 years]

CURRENT RIDER CHARGE: [0.50%]

MINIMUM CHARGE PERIOD: [October 31, 2006 - October 31, 2013]

BENEFIT ALLOCATION MODEL:    100% Balanced
                             100% Conservative Allocation
                             100% Moderate Allocation

                          CONSERVATIVE 7-14 YEARS:
                              45% Bond
                              25% Large Cap Value
                              15% Large Cap Growth
                               5% High Income
                               5% Mid-Cap Value
                               5% International Stock

                          CONSERVATIVE 15+ YEARS:
                              35% Bond
                              30% Large Cap Value
                              10% International Stock
                               5% High Income
                              10% Large Cap Growth
                              10% Mid Cap Value

                          MODERATE 7-14 YEARS:
                              30% Bond
                              25% Large Cap Value
                               5% Mid Cap Growth
                               5% International Stock
                              10% Mid Cap Value
                               5% High Income
                              15% Large Cap Growth
                               5% Global Securities